                                                    EXHIBIT (10)B


                           AMENDED
                  PRECISION CASTPARTS CORP.
          NON-EMPLOYEE DIRECTORS' STOCK OPTION PLAN

     Precision Castparts Corp., an Oregon corporation (the "Company"), recognizes that its continuing success depends upon the initiative, ability and significant contributions of non-employee directors. The Company believes that by affording such non-employee directors the opportunity to purchase shares in the common stock of the Company (the "Common Stock"), it will enhance its ability to attract and retain such non-employee directors and will provide an incentive for them to exert their best efforts on its behalf.

     The following plan (the "Plan") is therefore adopted:

1.  Shares Subject to Option.

     1.1 Options granted under the Plan shall be for authorized but unissued or reacquired Common Stock of the Company.

     1.2 Options may be granted under paragraph 5 for a total of not more than 150,000 shares of Common Stock, subject to adjustment under paragraph 8. Shares subject to options that are terminated or expire without being exercised shall be added to the shares remaining for future options.

2.  Effective Date; Duration.

     The Plan shall be effective August 5, 1987 and continue until August 4, 2002, or until options have been granted covering all of the available shares, whichever is earlier, unless sooner terminated by the Company. Expiration or termination of the Plan shall not affect outstanding options.

3.  Eligibility; Non-Employee Directors.

     Options may be granted under the Plan only to persons who are or have been elected as Non-Employee Directors of the Company. A "Non-Employee Director" is a director who is not otherwise an employee of the Company or any of its subsidiaries and has not been an employee of the Company or any of its subsidiaries within two years of any date as of which a determination of eligibility is made.

4.  Administration.

     4.1 The Plan shall be administered in accordance with the express provisions of the Plan by the Board of Directors of the Company (the "Board of Directors") with the advice of a compensation committee appointed by the Board of Directors (the "Committee"). The Board of Directors may delegate any of its


                          Page C-1
administrative duties to one or more agents and may retain advisors to assist it.

     4.2 The Board of Directors shall have general responsibility to interpret and administer the Plan and shall have authority to adopt such rules and to make such other determinations not inconsistent with the Plan deemed necessary for the administration of the Plan. Any decision of the Board of Directors shall be final and bind all parties.

     4.3 No director or Committee member shall participate in the decision of any question relating exclusively to an option granted to the director or member.

5.  Option Grants.

     On the date of each annual meeting of shareholders of the Company beginning with the annual meeting held in 1987 ("Grant Dates"), each Non-Employee Director elected at the annual meeting or whose term continues after such meeting shall be automatically granted an option to purchase 1,000 shares of Common Stock. If the number of shares available for grant is insufficient to make all automatic grants required on any Grant Date, the number of shares for which options are granted to each Non-Employee Director shall be proportionately reduced.

6.  Terms of Options.

     Each option granted under the Plan shall have the following provisions:

     6.1 Price. The exercise price of the option shall be the closing price of a share of Common Stock on the Grant Date as shown on the New York Stock Exchange Composite Transaction Listing, as published in the Wall Street Journal. In the event that the Common Stock is no longer listed on the New York Stock Exchange or the price is no longer shown on the New York Stock Exchange Composite Transaction Listing, then the Board of Directors or the Committee shall substitute a comparable source of closing price information.

     6.2 Term. The term of the option shall be 10 years from the Grant Date.

     6.3  Time of Exercise; Option Year.

          6.3.1 Until it expires or is terminated and except as provided in 6.3.2 and 6.3.3, the option may be exercised from time to time to purchase shares up to the following limits:

                          Page C-2

Years After                                   Percent
Grant Date                                  Exercisable
__________                                   __________
Less than 1                                       0
1 to 2                                           25
2 to 3                                           50
3 to 4                                           75
over 4                                          100

          6.3.2 On death the exercise limit will be at least 50 percent.

          6.3.3 If a director ceases to be a director by reason of retirement at normal retirement date or does not stand for reelection because of board policies relating to age, or a change in control of the Company shall have occurred, all options granted hereunder will be 100 percent exercisable. A "change in control" shall have occurred if:

               (a)  any "person," as such term is used in
Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or any company owned, directly or indirectly, by the stockholders of the company in substantially the same proportions as their ownership of stock of the Company), is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than 20 percent of the combined voting power of the Company's then outstanding securities;

               (b) during any period of two consecutive years (not including any period prior to the execution of this Agreement), individuals who at the beginning of such period constitute the Board of Directors, and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in clause (a), (c) or (d) of this Section) whose election by the Board of Directors or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority thereof;

               (c) the stockholders of the Company approve a merger or consolidation of the Company with any other company, other than (1) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50 percent of the combined voting power of the voting securities of the company or such surviving


                          Page C-3
          entity outstanding immediately after such merger or consolidation or (2) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no "person" (as hereinabove defined) acquires more than 20 percent of the combined voting power of the Company's then outstanding securities; or

               (d) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets.

          6.3.4  The table in 6.3.1 is based on an Option Year.
An Option Year is a 12-month period starting on the Grant Date or an anniversary of that date.

     6.4  Continuation as Director.

          6.4.1 If an optionee ceases to be a director for any reason, an Option Reference Date will be established. Any portion of the option that is not exercisable on the Option Reference Date will lapse. The Option Reference Date will be fixed as follows:

               (a) If the termination is by death or disability, the first day of the next Option Year will be the Option
Reference Date.

               (b) In all other cases, the optionee's last day as a director will be the Option Reference Date.

          6.4.2 Any portion of the option that is exercisable on the Option Reference Date may be exercised up to the earlier of the last day of the term of the option or a date fixed as follows:

               (a) If the termination is by death or disability, or by retirement under the Company's policy requiring retirement of directors, one year after the last day as a director.

               (b)  In all other cases, one month after the
Option Reference Date.

     6.5 Payment of Exercise Price. At the time of exercise of an option, the full exercise price must be paid in cash or by delivery of Common Stock valued at fair market value, which shall be the closing price of a share of Common Stock as shown on the New York Stock Exchange Composite Transaction Listing, as published in the Wall Street Journal, on the trading day immediately preceding the date of exercise or such other price as would be determined by the method used under 6.1.



                          Page C-4

     6.6 Nonassignability. The option may not be assigned or transferred except on death, by will or operation of law. The option may be exercised only by the optionee or by a successor or representative after death.

7.  Option Agreement.

     Each option shall be evidenced by a stock option agreement which shall set forth the number of shares for which the option was granted, the provisions called for in paragraph 6 relating to the option, and such other terms and conditions consistent with the Plan as the Board of Directors shall determine from time to time.

8.  Changes in Capital Structure.

     If any change is made in the outstanding Common Stock without the Company's receiving any consideration, such as a stock split, reverse stock split, stock dividend, or combination or reclassification of the Common Stock, corresponding changes shall be made in the number of shares remaining available for option under paragraph 1 and in any outstanding options without any further approval of the shareholders. The number of shares for which automatic grants are made under paragraph 5 shall not be adjusted. Fractional shares shall be disregarded. Any adjustment required hereunder shall be made by the Board of Directors whose determination shall be conclusive.

9.  Limited Stock Appreciation Rights.

     Concurrently with the grant of an option under the Plan (or, in respect of options granted prior to the time that this Section 9 becomes effective, at the time that this Section 9 is approved by the shareholders of the Company) the recipient of the option (the "Related Options") shall be automatically granted a limited stock appreciation right (a "limited right") with respect to the Related Option granted pursuant to the Plan. A limited right shall be exercisable to the same extent and upon the same terms and conditions as the Related Option but may be exercised only during a Limited Exercise Period which commences on or after the expiration of six months following the date of grant of such limited right. The term "Limited Exercise Period" shall mean any 90 day period beginning on the first day following a Change in Control as defined in Section 6.3.3 above.

     Upon any exercise of a limited right, the holder thereof shall be entitled, with respect to each share covered by the Related Option, to an amount in cash equal to the excess, if any, of (1) the highest per share price paid for shares of stock of the Company (or the equivalent value in the case of a transaction described in Section 6.3.3(d) hereof) in the transaction constituting the Change in Control, or, in the case of a Change in Control described in Section 6.3.3(b) hereof which does not occur in connection with a transaction described in Sections


                          Page C-5

6.3.3(a)(b)(c)(d) hereof, the average trading price of shares of Stock of the Company on the New York Stock Exchange, such other national securities exchange on which such shares are admitted to trade or the National Association of Securities Dealers Automated Quotation System if such shares are admitted for quotation thereon, during the 30 day period ending on the date immediately preceding the Change in Control, over (2) the exercise price per share of the Related Option.

     Upon any exercise of a limited right, the Related Option shall be canceled to the extent of such exercise. Upon any exercise of an option, the limited right granted with respect thereto shall be canceled to the extent of such exercise. The provisions of this Section 9 are intended to meet the applicable requirements of Rule 16b-3 promulgated under Section 16 of the Securities Exchange Act of 1934, as amended, and all interpretations of this Section shall be made in a manner consistent with and so as to comply with the requirements of such Rule.

     Notwithstanding anything in this Section 9 to the contrary, no limited stock appreciation rights may be granted, and all limited stock appreciation rights then outstanding shall expire, upon the adoption by the Securities and Exchange Commission of a final rule or regulation to the effect that the exercise of an option under the Plan will be exempt from the application of
Section 16(b) of the Exchange Act.

10.  Amendment or Termination of the Plan.


     10.1 The Board of Directors may amend or terminate this Plan at any time subject to 10.2.

     10.2 Unless the amendment is approved by the shareholders, no amendment shall be made to the Plan that would (a) increase the total number of shares available for option grants under paragraph 1 or the number of shares for which automatic grants are made under paragraph 5, (b) increase the term for which options are granted, (c) change the formula for determining the exercise price of options to provide a lower exercise price,
(d) modify the requirements for eligibility under the Plan, or
(e) materially increase the benefits accruing under the Plan.

11.  Shareholder Approval.

     This Plan shall terminate unless at the 1987 Annual Meeting of Shareholders, at which a quorum is present, more votes are cast for approval of the Plan than are cast against approval of the Plan.

                          Page C-6